                                                                      Exhibit 99

FOR IMMEDIATE RELEASE    For more information, contact:
                         Quenta P. Vettel, Corporate Communications
                         (386) 418-8888




Regeneration Technologies Announces 4Q01 and Year-end Earnings

ALACHUA, FL (February 19, 2002) - Regeneration Technologies, Inc. (RTI) (Nasdaq:
RTIX) today released its financial results for the fourth quarter of 2001 and the full year ended December 31, 2001.

The company also announced that the review of its financial results is now complete and that no restatements of previously reported quarterly financial results are necessary. The company announced in a news release issued February 1, 2002, that it was delaying the release of its fourth quarter and 2001 results while management completed an evaluation of certain inventory issues and that those issues could affect RTI's previously reported financial results.

"We are pleased that this review is completed and that no restatements are necessary," said RTI President and CEO Brian K. Hutchison. "In addition, we have provided the information requested by the Nasdaq Stock Market and we have also provided information to the Securities and Exchange Commission, which has opened an informal inquiry with respect to the company. We also are evaluating with our attorneys the several shareholder law suits that were filed during February."


Fourth quarter and 2001 Financial Results


Following are the results of the fourth quarter and full year ended December 31, 2001.

Fourth-quarter total revenues decreased to $30.0 million, a decrease of 18 percent from fourth quarter 2000. Net revenues decreased to $15.6 million for the period, an 11 percent decrease from fourth quarter 2000. Fourth quarter net loss was $7.0 million, compared to $2.2 million net income for 2000. Net loss per diluted share for the fourth quarter was $0.32, compared to $0.09 net income per diluted share for 2000.

Spinal allograft distribution decreased to $22.2 million in the fourth quarter, a decrease of 21 percent from the same period in 2000. Other precision tooled allograft revenue decreased to $3.8 million in the fourth quarter, a decrease of 5 percent from the same period in 2000. Other processed allograft distribution revenues decreased to $3.5 million in the fourth quarter, a decrease of 19 percent from the same period in 2000.

Total revenues for the year grew to $140.7 million, a 15 percent increase over 2000's total revenue of $122.5 million. Net revenues grew to $67.6 million for the year, a 17 percent increase over 2000. Net loss for the current year was $5.5 million, compared to $4.5 million net income for 2000. Net loss per diluted share was $0.25, compared to $0.22 net income per diluted share for 2000.

Spinal allograft distribution increased to $105.1 million for the full twelve months of 2001, an increase of 11 percent from the same period in 2000. Other precision tooled allograft revenue increased to $17.9 million for 2001, an increase of 70 percent from the same period in 2000. Other processed allograft distribution revenues increased to $15.8 million for 2001, an increase of less than one percent for the same period in 2000.

"In the fourth quarter, we clearly felt the full brunt of the legal and regulatory issues we faced during most of 2001, said Hutchison. "However, the news of the Food and Drug Administration's (FDA) favorable review of the BioCleanse(TM) process, coupled with the dismissal of the Musculoskeletal Transplant Foundation lawsuit, should enable us to focus on the turnaround. We are rebuilding the 2002 budget and will finalize the company's financial plan and provide guidance after the end of this first quarter."

The company will hold a conference call at 5 p.m. EST today to discuss the results. The call is available by dialing 1-800-857-2848, password RTIXQ401, through telephone instant replay after 7 pm EST today at 1-800-839-7074 (no password required) or through the web cast via RTI's web site at www.rtix.com.
                                                                 ------------

RTI processes allograft tissue into shaped implants for use in orthopedic and other surgeries. By processing allograft tissue into forms that can be used in many types of surgical procedures (orthopedic, urologic, craniofacial and cardiovascular surgery), RTI enables patients to benefit from the gift of donated tissues. Allografts processed by RTI include the patented MD-Series(TM) threaded bone dowels, Cornerstone-SR(TM) blocks, Osteofil/Regenafil(TM) injectable bone paste, FasLata(TM) fascia lata tissue, and cortical bone pins and interference screws.

Except for historical information, any statements made in this press release about the Company's anticipated financial results, future operational results or regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in the Company's public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the Company's SEC filings may be obtained by contacting the Company or the SEC or by visiting the SEC's Web site at www.sec.gov.

               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
     Condensed Consolidated Statements of Income and Comprehensive Income
                (In thousands, except share and per share data)

                                                                       Three months ended                 Twelve months ended
                                                                          December 31,                        December 31,
                                                                 ------------------------------      ------------------------------
                                                                     2001              2000              2001              2000
                                                                 ------------      ------------      ------------      ------------
Revenues from core operations:
  Fees from tissue distribution                                  $     29,528      $     36,424      $    138,762      $    120,905
  Other revenues from core operations                                     450               300             1,964             1,598
                                                                 ------------      ------------      ------------      ------------
           Total revenues                                              29,978            36,724           140,726           122,503
Management services fees                                               14,353            19,245            73,176            64,572
                                                                 ------------      ------------      ------------      ------------
          Net revenues                                                 15,625            17,479            67,550            57,931
Costs of processing and distribution                                   11,550             8,029            39,455            31,063
                                                                 ------------      ------------      ------------      ------------
           Gross profit                                                 4,075             9,450            28,095            26,868
                                                                 ------------      ------------      ------------      ------------

Expenses:
  Marketing, general and administrative                                14,611             5,889            35,962            17,674
  Research and development                                                688               642             2,631             2,392
                                                                 ------------      ------------      ------------      ------------
           Total expenses                                              15,299             6,531            38,593            20,066
                                                                 ------------      ------------      ------------      ------------
Operating (loss) income                                               (11,224)            2,919           (10,498)            6,802
                                                                 ------------      ------------      ------------      ------------
Equity in income of unconsolidated subsidiary                              --                 1                --                 1
Interest (expense) income:
  Interest expense                                                         --               (72)             (106)             (434)
  Interest income                                                         125               693             1,313             1,207
                                                                 ------------      ------------      ------------      ------------
           Total interest income - net                                    125               621             1,207               773
                                                                 ------------      ------------      ------------      ------------
(Loss) income before income tax benefit (expense)                     (11,099)            3,541            (9,291)            7,576
Income tax benefit (expense)                                            4,148            (1,371)            3,786            (3,117)
                                                                 ------------      ------------      ------------      ------------
Net (loss) income                                                      (6,951)            2,170            (5,505)            4,459
                                                                 ------------      ------------      ------------      ------------

Other comprehensive income (loss), net of tax:
  Unrealized derivative income (loss)                                     236              --                (344)               --
                                                                 ------------      ------------      ------------      ------------
Comprehensive (loss) income                                      $     (6,715)     $      2,170      $     (5,849)     $      4,459
                                                                 ============      ============      ============      ============

Net (loss) income per common share - basic                       $      (0.32)     $       0.10      $      (0.25)     $       0.42
                                                                 ============      ============      ============      ============
Net (loss) income per common share - diluted                     $      (0.32)     $       0.09      $      (0.25)     $       0.22
                                                                 ============      ============      ============      ============
Weighted average shares outstanding - basic                        21,903,941        21,556,066        21,760,596        10,639,884
                                                                 ============      ============      ============      ============
Weighted average shares outstanding - diluted                      21,903,941        22,867,915        21,760,596        20,343,214
                                                                 ============      ============      ============      ============

Certain amounts in the 2000 consolidated financial statements have been reclassified to conform to the 2001 presentation.
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               REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheets
                                (In thousands)

                                                       December 31,        December 31,
                   Assets                                  2001                2000
                                                       ------------        ------------
Current Assets:
  Cash and cash equivalents                             $ 13,504             $ 34,944
  Accounts receivable - net                               21,419               27,631
  Inventories                                             29,283               23,442
  Other current assets                                     4,216                3,367
                                                        --------             --------
           Total current assets                           68,422               89,384
Property, plant and equipment - net                       36,122               14,787
Other assets                                               9,241                4,740
                                                        --------             --------
                                                        $113,785             $108,911
                                                        ========             ========
    Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                                      $ 22,038             $ 22,436
  Other current liabilities                               16,714                6,612
                                                        --------             --------
           Total current liabilities                      38,752               29,048
Other liabilities                                          7,249                7,387
                                                        --------             --------
           Total liabilities                              46,001               36,435
                                                        --------             --------
Total stockholders' equity                                67,784               72,476
                                                        --------             --------
                                                        $113,785             $108,911
                                                        ========             ========